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   CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions the "The Trust's Financial Statements and Investment Performance Information" and "Independent Auditors" in the John Hancock Variable Series Trust I ("the Trust") Statement of Additional Information, dated May 1, 2004, included in Post-Effective Amendment Number 42 to the Registration Statement (Form N-1A, No. 33-2081) of the Trust, and to the incorporation by reference of our reports, dated February 6, 2004, on the thirty portfolios comprising the Trust included in the 2003 Annual Reports to Shareholders, in this Registration Statement (Form N-14, No. 333-117467) of John Hancock Variable Series Trust I.

We also consent to the references to our firm under the caption "Appendix B - Financial Highlights for Each Acquiring Fund" in the Combined Proxy Statement and Prospectus included, and, in the introduction to the Statement of Additional Information, and to the incorporation by reference of our reports, dated February 6, 2004, on the "Acquired Funds", twelve of the thirty portfolios comprising the Trust, as listed in the Combined Proxy Statement and Prospectus, in this Registration Statement on Form N-14 of John Hancock Variable Series Trust I.


                                                  /s/ ERNST & YOUNG LLP

Boston, Massachusetts
July 30, 2004